UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934

(Amendment No.   )

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NOVADEL PHARMA, INC.
(Name of Registrant as Specified In Its Charter)

Not Applicable
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NOVADEL PHARMA INC.

1200 Route 22 East, Suite 2000

Bridgewater, New Jersey 08807

(908) 203-4640

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To be held on June 23, 2011

To Our Stockholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders, or Annual Meeting, of NovaDel Pharma Inc., referred to herein as we, us, our or NovaDel, a Delaware corporation, will be held at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, on Thursday, June 23, 2011, at 9:00 a.m., Eastern Daylight Time, for the following purposes:

1.	To elect four Directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 201,000,000, consisting of 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 751,000,000, consisting of 750,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock;

3.	To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

4.	To consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

These items of business are more fully described in the Proxy Statement accompanying this notice. Only holders of record of our common stock, par value $0.001 per share (the “Common Stock”) and our Series A Preferred Stock, par value $0.001 per share (the “Series A Preferred Stock”), at the close of business on May 9, 2011 (the “Record Date”), will be entitled to notice of the Annual Meeting or any adjournments or postponements thereof. Each share of Common Stock is entitled to one vote at the Annual Meeting. The holders of the shares of our Series A Preferred Stock are not entitled to vote on any of the foregoing proposals at the Annual Meeting.

The names of stockholders of record entitled to vote at the Annual Meeting will be available at the Annual Meeting and for ten (10) days prior to the Annual Meeting for any purpose germane to the meeting, at our principal executive offices at 1200 Route 22 East, Suite 2000, Bridgewater, NJ 08807, by contacting our Secretary.

Whether you plan to attend the meeting in person or not, it is important that you read the Proxy Statement and follow the instructions on your proxy card to vote by mail, telephone or Internet. This will ensure that your shares are represented and will save us additional expenses of soliciting proxies.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDER MEETING TO BE HELD ON JUNE 23, 2011.

In accordance with rules approved by the Securities and Exchange Commission, we are providing this notice to our stockholders to advise them of the availability on the Internet of our proxy materials related to our Annual Meeting. The rules allow companies to provide access to proxy materials in one of two ways. Because we have elected to utilize the “full set delivery” option, we are delivering our proxy materials to our stockholders under the “traditional” method, by providing paper copies, as well as providing access to our proxy materials on a publicly accessible website.

Our proxy statement and proxy are enclosed along with our Annual Report on Form 10-K for the year ended December 31, 2010, which is being provided as our Annual Report to Stockholders. These materials are also available on the website http://www.proxyvote.com.

By Order of the Board of Directors,

Steven B. Ratoff
Chairman of the Board, President and Chief Executive Officer

Bridgewater, New Jersey

May 16, 2011

YOUR VOTE IS IMPORTANT IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

NOVADEL PHARMA INC.

1200 Route 22 East, Suite 2000

Bridgewater, New Jersey 08807

(908) 203-4640

PROXY STATEMENT

General

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of NovaDel Pharma Inc., referred to herein as we, us, our or NovaDel, of proxies to be voted at the Annual Meeting of Stockholders, or the Annual Meeting, to be held at 9:00 a.m., Eastern Daylight Time, on Thursday, June 23, 2011 at the offices of Morgan, Lewis & Bockius LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof.

A copy of our Annual Report on Form 10-K for the period ended December 31, 2010 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807, Attn: Secretary.

The Annual Meeting has been called to consider and take action on the following proposals:

1.	to elect four Directors to our Board of Directors, or the Board, to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 201,000,000, consisting of 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 751,000,000, consisting of 750,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock;

3.	to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011; and

4.	to consider and take action upon such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Our principal executive office is located at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807 and our telephone number is (908) 203-4640. The approximate date on which this Proxy Statement, the proxy card and other accompanying materials are first being sent or given to stockholders is May 20, 2011.

Record Date and Shares Outstanding

Stockholders of record at the close of business on May 9, 2011 (the “Record Date”) are entitled to notice of the meeting. At the Record Date, [            ] shares of our Common Stock and [            ] shares of Series A Preferred Stock were issued and outstanding. Each share of Common Stock is entitled to one vote at the Annual Meeting. The holders of the shares of our Series A Preferred Stock are not entitled to vote on any of the foregoing proposals at the Annual Meeting.

Revocability of Proxies

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including a telephone vote), by delivering a written revocation of your proxy to our Secretary, or by voting at the meeting. The method by which you vote by proxy will in no way limit your right to vote at the meeting if you decide to attend in person. If your shares are held in the name of a bank or brokerage firm, you must obtain a proxy, executed in your favor, from the bank or broker, to be able to vote at the meeting.

Voting Rights

Only holders of record of our Common Stock and Series A Preferred Stock at the close of business on the Record Date are entitled to notice of the Annual Meeting. Each share of Common Stock is entitled to one vote on all matters to be voted upon at the Annual Meeting. The holders of the shares of our Series A Preferred Stock are not entitled to vote on any of the foregoing proposals at the Annual Meeting.

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock on the Record Date will constitute a quorum for the transaction of business at the Annual Meeting and at any postponement or adjournment thereof.

For Proposal 1, the affirmative vote of a plurality of the shares of Common Stock cast by the stockholders present in person or represented by proxy at the Annual Meeting is required to elect the nominees for election as Directors. Withholding authority will have no effect on the outcome of the vote for the election of Directors.

For Proposal 2, the affirmative vote of a majority of our shares of Common Stock outstanding is required to approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 201,000,000, consisting of 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 751,000,000, consisting of 750,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

For Proposal 3, the affirmative vote of a majority of votes cast by the stockholders entitled to vote and who are present in person or represented by proxy at the Annual Meeting is required to ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011. We are not required to obtain the approval of our stockholders to select our independent registered public accounting firm. However, if our stockholders do not ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011, the Audit Committee of our Board of Directors may reconsider its selection.

Abstentions will have the effect of a vote “against” Proposals 2 and 3.

Broker Non-Votes

If you do not give instructions to your bank or broker within ten days of the Annual Meeting, it may vote on matters that the New York Stock Exchange, or NYSE, determines to be “routine”, but will not be permitted to vote your shares with respect to “non-routine” items. Under the NYSE rules, the approval of the amendment of our Restated Certificate of Incorporation (Proposal 2) and the ratification of the appointment of our independent auditors (Proposal 3) are routine matters while the election of our directors (Proposal 1) is a non-routine matter. When a bank or broker has not received instructions from the beneficial owners or persons entitled to vote and the bank or broker cannot vote on a particular matter because it is not routine, then there is a “broker non-vote” on that matter. Broker non-votes do not count as votes “for” or “against” any proposal, but will be counted in determining whether there is a quorum for the Annual Meeting. We strongly encourage you to submit your voting instructions and exercise your right to vote as a stockholder.

Questions and Answers

Q.	What am I voting on?

•	Election of four Directors (Mark J. Baric, Thomas E. Bonney, CPA, Charles B. Nemeroff, M.D., Ph.D. and Steven B. Ratoff) for a term ending at the next Annual Meeting of Stockholders;

•

Approval of an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 201,000,000, consisting of 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 751,000,000, consisting of 750,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock; and

•	Ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011.

Q.	Who is entitled to vote?

Only stockholders of record of Common Stock at the close of business on the Record Date are entitled to vote shares held by such stockholders on that date at the Annual Meeting. Each share of Common Stock is entitled to one vote at the Annual Meeting. The holders of the shares of our Series A Preferred Stock are not entitled to vote on any of the foregoing proposals at the Annual Meeting.

Q.	How do I vote?

Vote By Mail: Sign and date the proxy card you receive and return it in the enclosed stamped, self-addressed envelope.

Vote on the Internet: Registered shareholders can vote on the Internet at the website www.proxyvote.com. As with telephone voting, you can confirm that your instructions have been properly recorded.

Vote By Telephone: If you are a stockholder of record (that is, if you hold your stock in your own name), you may vote by telephone by following the instructions on your proxy card. The telephone number is toll-free, so voting by telephone is at no cost to you. If you vote by telephone, you do not need to return your proxy card. The number is 1-800-690-6903.

Vote in Person: Sign and date the proxy you receive and return it in person at the Annual Meeting.

If your shares are held in the name of a bank, broker or other holder of record (i.e., in “street name”), you will receive instructions from the holder of record that you must follow in order for your shares to be voted. Telephone and Internet voting will be offered to stockholders owning shares through most banks and brokers.

Q.	Can I access the proxy materials and annual report on Form 10-K electronically?

This Proxy Statement, the proxy card, and our Annual Report on Form 10-K for the period ended December 31, 2010 are available on the website www.proxyvote.com.

Q.	Can I change my vote or revoke my proxy?

Yes. You may change your vote or revoke your proxy at any time before the proxy is exercised. If you submitted your proxy by mail, you must (a) file with the Secretary a written notice of revocation or (b) timely deliver a valid, later-dated proxy. If you submitted your proxy by telephone, you may change your vote or revoke your proxy with a later telephone proxy. Attendance at the Annual Meeting will not have the effect of revoking a proxy unless you give written notice of revocation to the Secretary before the proxy is exercised or you vote by written ballot at the Annual Meeting.

Q.	What is the process for admission to the Annual Meeting?

If you are a record owner of your shares (i.e., your shares are held in your name), you must show government issued identification. Your name will be verified against the stockholder list. If you hold your shares through a bank, broker or trustee, you must also bring a copy of your latest bank or broker statement showing your ownership of your shares as of the Record Date.

Q.	What constitutes a quorum?

The presence at the Annual Meeting, in person or by proxy, of the holders of a majority of the shares of Common Stock outstanding on the Record Date will constitute a quorum. On the Record Date, there were [            ] outstanding shares of Common Stock entitled to vote at the Annual Meeting. The holders of the shares of our Series A Preferred Stock are not entitled to vote on any of the foregoing proposals at the Annual Meeting.

Abstentions and broker non-votes are counted for purposes of determining whether a quorum is present at the Annual Meeting.

Q.	What vote is required to approve each item?

The affirmative vote of a plurality of the votes cast at the meeting by stockholders entitled to vote thereon is required for the election of Directors. The affirmative vote of a majority of our shares of Common Stock outstanding will be required for the approval of the amendment of the Company’s Restated Certificate of Incorporation. For ratification of the selection of J.H. Cohn LLP, the affirmative vote of a majority of the votes cast by stockholders entitled to vote thereon will be required.

Q.	What happens if I do not instruct my broker how to vote on the proxy?

If you do not instruct your broker how to vote, your broker will vote your shares for you at his or her discretion on routine matters such as the ratification of auditors.

Q.	What are the recommendations of the Board of Directors?

The Board of Directors unanimously recommends that the stockholders vote:

•	FOR the election of the four nominated Directors;

•

FOR the approval of the amendment of the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 201,000,000, consisting of 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 751,000,000, consisting of 750,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock; and

•	FOR ratification of the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

PROPOSAL 1

ELECTION OF DIRECTORS

Information Regarding Board of Directors

The Board has nominated four (4) candidates for election as Director for a term expiring at the next Annual Meeting of Stockholders. All of the nominees are currently members of our Board and were elected by our stockholders at the last Annual Meeting. Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our By-Laws, generally the number of Directors is fixed and may be increased or decreased from time to time by resolution of our Board. Currently, our By-Laws provide that the number of Directors must be not less than three (3) nor more than nine (9). The Board has fixed the number of Directors at four (4) members. Proxies cannot be voted for a greater number of persons than the number of nominees named. In the event one or more of the named nominees is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees.

The ages, principal occupations, current directorships and any directorship held during the past 5 years, and certain other information with respect to the nominees, are shown below as of the Record Date.

NAME	AGE	DIRECTOR SINCE	POSITION WITH NOVADEL
Mark J. Baric	52	2007	Director
Thomas E. Bonney, CPA	46	2005	Director
Charles B. Nemeroff, M.D., Ph.D.	61	2003	Director
Steven B. Ratoff	68	2006	Director and Chairman of the Board, President and Chief Executive Officer

Mark J. Baric. Since 2005, Mr. Baric has been the President and co-founder of CeNeRx BioPharma, Inc., a privately-held development company with a therapeutic focus on diseases of the central nervous system. In 2001 he co- founded and served, until 2005, as Chief Executive Officer and Chairman of 2ThumbZ Entertainment Inc., a privately-held company which develops and markets entertainment applications for users of handheld wireless devices and networks. From 1996 to 2001, Mr. Baric was Chairman and Chief Executive Officer of Virtus Entertainment Corporation, an emerging company in the fast-growing interactive entertainment industry. From 1990 to 1996, Mr. Baric held various leadership positions, including Chief Operating Officer and Chief Financial and Administrative Officer of Seer Technologies Inc. (now known as Cicero, Inc.), a provider of business integration software. Prior to 1990, Mr. Baric held various leadership positions at several firms, including CS First Boston and Coopers and Lybrand. Mr. Baric serves on the boards of CeNeRx BioPharma, Inc. and 2ThumbZ Entertainment Inc. Mr. Baric received an M.B.A. from the Wharton School of the University of Pennsylvania and a B.S. from Clarion University. He is our chair of our Corporate Governance and Nominating Committee, and a member of our Audit and Compensation Committees.

Thomas E. Bonney, CPA. From 2002 to the present, Mr. Bonney has been Managing Director of CMF Associates, LLC, a financial and management consulting firm. Since December 2006, Mr. Bonney has been a General Partner in West Place LLC, and West Place Restaurant Group, LLC, privately-held companies that invest in and manage hotels and real estate. Since June 2005, Mr. Bonney has been a Director of Leblon Holdings LLC, a privately-held beverage supplier and from June 2005 through July 2007 was the Chief Financial Officer of Leblon Holdings, LLC. From 2001 to 2002, he was Chief Financial Officer of Akcelerant Holdings, Inc., a technology holding company. From 1995 to 2001, Mr. Bonney was President and a Director of Polaris Consulting & Information Technologies, a technology solutions provider. Mr. Bonney was at Deloitte & Touche from 1987 to 1995 in various positions including Senior Manager. Mr. Bonney received his B.S. in Accounting at the Pennsylvania State University and is a member of the Pennsylvania Institute of Certified Public Accountants. He is our lead director, chair of our Audit Committee and a member of our Compensation and Corporate Governance and Nominating Committees.

Charles B. Nemeroff, M.D., Ph.D. Dr. Nemeroff is the Leonard M. Miller Professor and Chairman of the Department of Psychiatry and Behavioral Sciences and the Director of the Center on Aging at the University of Miami Leonard M. Miller School of Medicine in Miami, Florida since 2009. Previously, he served as the Reunette W. Harris Professor and Chairman of the Department of Psychiatry and Behavioral Sciences at Emory University School of Medicine in Atlanta, Georgia. Dr. Nemeroff has served on the Scientific Advisory Board of numerous publicly-traded pharmaceutical companies. In 2002, he was elected to the Institute of Medicine of the National Academy of Sciences. Dr. Nemeroff received his B.S. from the City College of New York, his M.S. from Northeastern University, and his M.D., Ph.D. and post doctoral training from the University of North Carolina. Dr. Nemeroff is chair of our Scientific Advisory Board. He is also chair of our Compensation Committee and a member of our Audit and Corporate Governance and Nominating Committees.

Steven B. Ratoff. Mr. Ratoff was appointed as Interim President and Chief Executive Officer of NovaDel on July 23, 2007. On December 31, 2009, he was appointed President and Chief Executive Officer. Mr. Ratoff is a private investor and since December 2004 has served as a venture partner with ProQuest, a health care venture capital firm. Mr. Ratoff served as director, since May 2005, and was Chairman of the Board, from September 2005 to October 2006, of Torrey Pines Therapeutics Inc. (formerly Axonyx Inc.), a NASDAQ development stage pharmaceutical company which has recently merged with Raptor. Mr. Ratoff served as a director of Inkine Pharmaceuticals, Inc. from February 1998 to its sale to Salix, Inc. in September 2005. He also served as a board member since March 1995 and as Chairman of the Board and Interim Chief Executive Officer of CIMA Labs, Inc. from May 2003 to its sale to Cephalon, Inc. in August 2004. Mr. Ratoff also served as a director, since 1998 and as President and Chief Executive Officer of MacroMed, Inc. from February to December 2001. From December 1994 to February 2001, Mr. Ratoff served as Executive Vice President and Chief Financial Officer of Brown-Forman Corporation, a publicly-traded manufacturer and marketer of alcoholic beverages. Mr. Ratoff also was employed by Bristol Myers Squibb from 1975 to 1991, serving in a number of executive positions, the last of which was as Senior Vice President and Chief Financial Officer of the Pharmaceutical Group. Mr. Ratoff received his B.S. in Business Administration from Boston University and an M.B.A. with Distinction from the University of Michigan.

Director Experience, Qualifications, Attributes and Skills

We believe that the backgrounds and qualifications of our directors and director nominees, considered as a group, provide a broad mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Our Board is composed of a diverse group of leaders in their respective fields. Many of the current directors have leadership experience at major domestic and international companies with operations inside and outside the United States, as well as experience serving on other companies’ boards, which provides an understanding of different business processes, challenges and strategies facing boards and other companies. Further, our directors also have other experience that makes them valuable members, such as prior experience with financing transactions or mergers and acquisitions that provides insight into issues faced by companies.

The following highlights the specific experience, qualification, attributes and skills of our individual Board members, or nominees for the Board, that have led our Corporate Governance and Nominating Committee to conclude that these individuals should serve on our Board:

Mark J. Baric, brings his extensive background in the biotechnology and information technology industry acquired through a variety of management positions at several privately-held and publically held companies. He currently serves on the board of several companies including CeNeRx Biopharma Inc, and 2ThumbZ Entertainment, Inc. Previously he has served on the boards of Concert Technologies and Virtual Scopics, a company established in partnership with the University of Rochester. Mr. Baric has a CPA and an MBA from the Wharton School of Business.

Thomas E. Bonney, CPA, our lead independent director, brings his extensive accounting and financial background to the Board, as well as expertise in mergers and acquisitions, financing transactions, and the life sciences industry from his experience as a managing partner of a financial and management consulting firm. Furthermore, from 2004 to 2008, Mr. Bonney was an adjunct professor at Temple University teaching business case study capstone courses to graduating undergraduates.

Charles B. Nemeroff, M.D., Ph.D., brings his extensive background in the pharmaceutical and biotechnology industry. He has served on various Scientific Advisory Boards and has been chairman of the department of psychiatry and behavioral sciences at various universities.

Steven B. Ratoff, our chairman of the board, president and chief executive officer, brings over 30 years of experience in the pharmaceutical industry. His experience as an operating executive in a number of companies as well as his board experience in small development stage companies well qualifies him as a board member of the Company.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” ALL OF THE NOMINEES SET FORTH ABOVE FOR DIRECTOR

INFORMATION REGARDING THE BOARD OF DIRECTORS, COMMITTEES OF THE BOARD AND CORPORATE GOVERNANCE

Independence of Directors

The Board annually determines the independence of each Director based on a review by the Board and our Corporate Governance and Nominating Committee. The Company continues to follow the NYSE Amex LLC Corporate Governance Standards requiring that a majority of the Board be independent and that for a Director to qualify as independent, the Board must affirmatively determine that the Director has no material relationship with NovaDel, either directly or as a partner, shareholder or officer of an organization that has a relationship with us. In determining whether a material relationship exists, the Board and our Corporate Governance and Nominating Committee broadly consider all relevant facts and circumstances brought to their attention through the processes described below.

The NovaDel Corporate Governance Guidelines, adopted by the Board in September 2005 and amended in June 2006, are available on the Corporate Governance section of our website at www.novadel.com. Pursuant to the Corporate Governance Guidelines, the Board reviewed the independence of each of our Directors in March 2011, taking into account potential conflicts of interest, transactions or other relationships that would reasonably be expected to compromise any of our Directors’ independence. In performing this review, the Board, together with our Corporate Governance and Nominating Committee, reviewed the responses received from each Director to a questionnaire inquiring about, among other things, their relationships with us (and those of their immediate family members), their affiliations and other potential conflicts of interest.

As a result of this review, the Board, based on the recommendation of the Corporate Governance and Nominating Committee, affirmatively determined that all of our Directors are independent of NovaDel and management under the standards set forth in the NYSE Amex Company Guide, with the exception of our Chairman, Mr. Steven B. Ratoff, who is not independent because of his role as President and Chief Executive Officer. In addition, the Board affirmatively determined each of the Company’s Committees consist entirely of independent directors.

Meetings of our Board

Our Board met 11 times in person or by teleconference during the year ended December 31, 2010. Each Director attended more than 75% of the total of the Board meetings and the meetings of the committees upon which he served.

Attendance at Annual Meeting

Although we have no formal policy regarding Director attendance at annual meetings, we strongly encourage all Directors to attend. Each Board member attended the Annual Meeting of Stockholders held on June 10, 2010.

Executive Sessions; Lead Independent Director

Non-employee Directors meet regularly in executive session following regularly scheduled Board meetings. Since January 2006, the Board has designated a Lead Independent Director who acts as the leader of the independent Directors and as chairperson of the executive sessions of our independent Directors. Mr. Thomas E. Bonney has served as our Lead Independent Director since December 2009.

Committees of the Board

Our Board has the following three committees: (1) Audit Committee; (2) Compensation Committee; and (3) Corporate Governance and Nominating Committee.

Committee	Members	Number of Meetings in 2010
Audit	Thomas E. Bonney, CPA Chair (1) Mark J. Baric Charles B. Nemeroff, M.D., Ph.D.	6

Compensation	Charles B. Nemeroff, M.D., Ph.D., Chair Mark J. Baric Thomas E. Bonney, CPA	5

Corporate Governance and Nominating	Mark J. Baric Chair Thomas E. Bonney, CPA Charles B. Nemeroff, M.D., Ph.D.	2

(1)	Mr. Thomas E. Bonney, CPA has been determined by the Board to be an “audit committee financial expert” as defined under applicable Securities and Exchange Commission rules.

Audit Committee

The functions of the Audit Committee are focused on the following areas:

•	selects our independent registered public accounting firm and provides oversight of the firm’s independence, qualifications and performance;

•	reviews the adequacy of our internal control and financial reporting process and the reliability of our financial statements;

•	reviews and approves related party transactions; and

•	reviews our compliance with legal and regulatory requirements.

The Audit Committee was established in accordance with Section 3(a)(58)(A) of the Exchange Act. In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric, Mr. Bonney, and Dr. Nemeroff are independent of management and free of any relationship that would interfere with the exercise of independent judgment as members of the Audit Committee. Members of the Audit Committee also all meet the independence requirements set forth in Rule 10A-3(b)(1) under the Securities Exchange Act of 1934. Our Board has determined that Mr. Bonney qualifies as an “audit committee financial expert” and “independent director” as those terms are defined by the regulations of the Securities and Exchange Commission and the NYSE Amex Company Guide.

The Audit Committee meets with management periodically to consider the adequacy of our internal controls and the objectivity of our financial reporting. The Audit Committee discusses these matters with our independent registered public accounting firm and with appropriate financial personnel from NovaDel. Meetings are held with participation from the independent registered public accounting firm. The independent registered public accounting firm is given unrestricted access to the Audit Committee. The Audit Committee also recommends to our stockholders the appointment of the independent registered public accounting firm and reviews periodically their performance and independence from management. In addition, the Audit Committee reviews our budget and capital requirements and related party financing plans, and reports its recommendations to the full Board for approval and to authorize action. A copy of the Audit Committee’s written charter is available on our website at www.novadel.com.

Compensation Committee

The functions of the Compensation Committee are focused on the following areas:

•	reviews and approves, or recommends for approval by a majority of the independent Directors of the Board, the compensation of our Chief Executive Officer and our other named executive officers;

•	reviews and makes recommendations to the Board with respect to incentive compensation plans and equity-based plans; and

•	reviews the Compensation Discussion and Analysis (“CD&A”) for inclusion in our proxy statement.

More specifically, the Compensation Committee annually reviews and approves corporate goals and objectives relevant to the total direct compensation—that is, changes in base salary, and non-equity and equity incentive plan compensation—of the Chief Executive Officer and our other named executive officers, evaluates their performance against these goals and objectives, and, based on its evaluation, sets their total direct compensation. The details of the process and procedures involved are described in the CD&A for the named executive officers total direct compensation.

Our full Board ultimately makes the final decisions regarding the Chief Executive Officer’s and the other named executive officers’ total direct compensation.

In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric, Mr. Bonney and Dr. Nemeroff, are independent and are “non-employee Directors” pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934. A copy of the Compensation Committee’s written charter is available on our website at www.novadel.com.

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during the year ended December 31, 2010 or at any other time an officer or employee of ours. No executive officer has served as a director or member of the Board or the Compensation Committee (or other committee serving an equivalent function) of any other entity while an executive officer of that other entity served as a director of or member of our Board or our Compensation Committee. Mr. Ratoff, our Chairman of the Board, and our President and Chief Executive Officer participated in discussions and decisions regarding salaries and incentive compensation for all of our named executive officers, except he was excluded from discussions regarding his own salary and incentive stock compensation.

Corporate Governance and Nominating Committee

The functions of the Corporate Governance and Nominating Committee are focused on the following areas:

•	recommends to the Board the persons to be nominated for election as Directors at any meeting of stockholders;

•	develops and recommends to the Board a set of corporate governance principles applicable to NovaDel; and

•	oversees the evaluation of the Board.

In the opinion of the Board, and as the term “independent” is defined in Section 803(A)(2) of the NYSE Amex Company Guide, Mr. Baric, Mr. Bonney, and Dr. Nemeroff are independent.

The Corporate Governance and Nominating Committee was established in June 2004 and was responsible for developing and recommending a set of corporate governance guidelines to the Board. Our Board adopted such Corporate Governance Guidelines in September 2005, which were amended in June 2006. The guidelines are available on our website at www.novadel.com. A complete description of the Corporate Governance and Nominating Committee’s responsibilities is set forth in the Corporate Governance and Nominating Committee’s written charter. A copy of the Corporate Governance and Nominating Committee’s written charter is available on our website at www.novadel.com.

Director Nomination Procedures

The Corporate Governance and Nominating Committee is responsible for recommending to the Board the nominees for election as Directors at any meeting of stockholders and the persons to be elected by the Board to fill any vacancies on the Board. In making such recommendations, the Committee will consider candidates proposed by stockholders. Stockholders may submit a candidate’s name and qualifications to the Board by mailing a letter to the attention of Steven B. Ratoff, Chairman of the Board, President and Chief Executive Officer, NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807. The Committee will review and evaluate information available to it regarding candidates proposed by stockholders and will apply the same criteria, and will follow substantially the same process in considering them, as it does in considering candidates identified by members of the Board or senior management. The criteria which will be applied include: (i) reputation for integrity, honesty and high ethical standards; (ii) demonstrated business acumen, experience and ability to exercise sound judgments in matters that relate to our current and long-term objectives and willingness and ability to contribute positively to our decision-making process; (iii) commitment to understanding our business and our industry; (iv) adequate time to attend and participate in meetings of the Board and its Committees; (v) ability to understand the sometimes conflicting interests of the various constituencies of NovaDel, which include stockholders, employees, customers, governmental units, creditors and the general public and to act in the interest of all stockholders; and (vi) such other attributes, including independence, that satisfy requirements imposed by the Securities and Exchange Commission and NYSE Amex LLC. When evaluating potential candidates, the Corporate Governance and Nominating Committee will take into consideration the qualifications set forth in the Corporate Governance Guidelines which are available on our website at www.novadel.com. The Corporate Governance and Nominating Committee does not have a specific policy with regard to the consideration of diversity in identifying director nominees.

However, our Corporate Governance and Nominating Committee values diversity on our Board and considers the diversity of the professional experience, education and skills, as well as diversity of origin, in identifying director nominees The Corporate Governance and Nominating Committee will also consider whether potential Director candidates will likely satisfy the applicable independence standards for the Board, the Audit Committee, the Compensation Committee and the Corporate Governance and Nominating Committee.

Board Leadership Structure and Role in Risk Oversight

Our Board evaluates its leadership structure and role in risk oversight on an ongoing basis. Since January 2006, our leadership structure has combined the Chairman of the Board, President and Chief Executive Officer roles into one position. Currently, Mr. Ratoff serves as Chairman of the Board, President and Chief Executive Officer of our company. Since January 2006, our Board has also designated a Lead Independent Director who acts as the leader of the independent Directors of the Board and as Chairperson of the executive sessions of our independent Directors, serves as a non-exclusive intermediary between the independent Directors and management, including our Chairman of the Board, President and Chief Executive Officer, provides input to the Chairman in planning agendas for Board meetings and facilitates discussions among the independent Directors as appropriate between Board meetings. Currently, Mr. Bonney serves as our Lead Independent Director. Our Board determines what leadership structure it deems appropriate based on factors such as the experience of the applicable individuals, the current business environment of the Company, the current stage of development and commercialization of our products and product candidates and other relevant factors. After considering these factors, our Board has determined that the combined roles of Chairman of the Board, President and Chief Executive Officer, along with a Lead Independent Director, is an appropriate board leadership structure for our company at this time.

The Board is also responsible for oversight of our risk management practices, while management is responsible for the day-to-day risk management processes. This division of responsibilities is the most effective approach for addressing the risks facing the Company, and the Company’s board leadership structure supports this approach. Through our Chairman of the Board, President and Chief Executive Officer, and other members of management, the Board receives periodic reports regarding the risks facing the Company. In addition, the Audit Committee assists the Board in its oversight role by receiving periodic reports regarding our risk and control environment.

Stockholder Communications with the Board

Stockholders may communicate their comments or concerns about any matter to the Board by mailing a letter to the attention of the Board, c/o NovaDel, Attn: Secretary, at our office in Bridgewater, New Jersey. All letters received by the Secretary will be provided to the Board.

PROPOSAL 2

APPROVAL OF AN AMENDMENT TO OUR RESTATED CERTIFICATE OF INCORPORATION, AS AMENDED, TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF CAPITAL STOCK AVAILABLE FOR ISSUANCE

On February 14, 2011, we entered into a securities purchase agreement (the “Purchase Agreement”) pursuant to which we sold an aggregate of 1,667 shares of our Series A Preferred Stock at a price of $1,000 per share, with an original issue discount of 4%, for gross proceeds of approximately $1.6 million (the “Offering”). The Series A Preferred Stock is convertible into 16,670,000 shares of common stock at a conversion price of $0.10 per share. The investors also received warrants, with a 5 year term from its initial exercise date, to purchase up to 16,670,000 shares of common stock at an exercise price of $0.15 per share (the “Series A Warrants”); warrants, with a 1 year term, to purchase up to 16,670,000 shares of common stock at an exercise price of $0.10 per share (the “Series B Warrants”); and warrants, with a 5 year term from its initial exercise date, to purchase up to 16,670,000 shares of common stock at an exercise price of $0.15 per share (the “Series C Warrants”). The Series B Warrants are immediately exercisable, while the Series A and Series C Warrants are only exercisable on and after February 15, 2012. Under the Purchase Agreement, we agreed to hold a stockholder meeting on or before July 31, 2011 to approve the increase in the number of authorized shares of our Common Stock to permit the full exercise of the Series A and Series C Warrants.

The Board has unanimously approved an amendment to our Restated Certificate of Incorporation, as amended, to increase the authorized number of shares of capital stock from 201,000,000 shares to 751,000,000 shares and recommends that our stockholders approve the proposed amendment. The additional 550,000,000 shares of capital stock will be designated as Common Stock with a par value of $0.001 per share. We are currently authorized to issue 201,000,000 shares of capital stock, 200,000,000 of which are designated as Common Stock and 1,000,000 of which are designated as Preferred Stock. A copy of the proposed amendment is attached to this proxy statement as Annex A.

The additional shares of Common Stock would have rights identical to our Common Stock currently outstanding. Approval of the proposed amendment and any issuance of Common Stock would not affect the rights of the holders of our Common Stock currently outstanding, except for the effects incidental to increasing the outstanding number of shares of Common Stock, such as dilution of earnings per share and voting rights of current holders of our Common Stock. As of the Record Date, [            ] shares of our Common Stock were issued and outstanding and [            ] shares of our Common Stock were subject to outstanding warrants, options, restricted stock units and convertible preferred stock, thereby leaving [            ] shares of Common Stock unassigned and authorized for potential issuance; provided, however, that we have not yet reserved for issuance [            ] shares of Common Stock that are issuable upon exercise of the Series A and Series C Warrants. If the proposed amendment is approved, there will be [            ] shares of Common Stock unassigned and authorized for potential issuance after taking into account the potential exercise of the Series A and Series C Warrants. The proposed amendment will not change the number of shares of Preferred Stock authorized for issuance.

The following table sets forth the potential dilutive effect on the beneficial ownership of the existing stockholders of the Company if all of the shares of Common Stock authorized were issued by the Company:

	Beneficial Ownership of Existing Stockholders prior to the Proposed Amendment(2)				Existing Stockholders upon full issuance of shares of Common Stock after the Proposed Amendment(3)
	Number		Percentage		Number		Percentage
Existing Stockholders(1):	[	]	[	]%	[	]	[	]%

(1)	For purposes of clarification, the percentage represented by the existing stockholders excludes any and all warrants and other convertible securities held by the existing stockholders.

(2)

Ownership is based upon the number of outstanding shares of Common Stock as of the Record Date, and assumes the issuance of all authorized but unissued shares of Common Stock before the proposed amendment, but excludes any and all outstanding warrants and other convertible securities.

(3)

Ownership is based upon the number of outstanding shares of Common Stock as of the Record Date, and assumes the issuance of all authorized but unissued shares of Common Stock after the proposed amendment, but excludes any and all outstanding warrants and other convertible securities.

We do not have any plans, arrangements or understandings for the remaining portion of the authorized but unissued shares that will be available following the increase in authorized shares that will not be reserved for exercise of the Series A and Series C Warrants. However, the Company expects to continue to need additional external financing to provide additional working capital and to continue the development of product candidates. Our Board believes that the authorized number of shares of Common Stock should be increased to provide sufficient shares for such corporate purposes as may be determined by our Board to be necessary or desirable. These purposes may include, but are not limited to, the following: expanding our business or product lines through the acquisition of other businesses or products; establishing strategic relationships with other companies and raising capital through the sale of our Common Stock or financial instruments convertible into our Common Stock.

Once authorized, the additional shares of Common Stock may be issued with approval of our Board but without further approval of our stockholders, unless applicable law, rule or regulation requires stockholder approval. Stockholder approval of this proposal is required under Delaware law and requires the affirmative vote of the holders of a majority of the outstanding shares of our Common Stock.

Required Vote

The affirmative vote of the holders of a majority of our shares of Common Stock outstanding, provided that affirmative vote also represents at least a majority of the voting power required to constitute a quorum at the Annual Meeting, is required for approval of the amendment to the Restated Certificate of Incorporation.

THE BOARD BELIEVES THAT PROPOSAL 2 IS IN THE COMPANY’S BEST INTERESTS

AND IN THE BEST INTERESTS OF OUR STOCKHOLDERS

AND UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE AMENDMENT OF THE COMPANY’S RESTATED CERTIFICATE OF INCORPORATION

PROPOSAL 3

RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS OUR

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

FOR THE YEAR ENDING DECEMBER 31, 2011

The Audit Committee, pursuant to its charter, has selected the independent registered public accounting firm of J.H. Cohn LLP for the purpose of auditing and reporting upon the financial statements of NovaDel for the year ending December 31, 2011. Neither the firm, nor any of its members has any direct or indirect financial interest in NovaDel. J.H. Cohn LLP has been employed by us to audit our financial statements since November 2003.

While the Audit Committee is responsible for the appointment, compensation, retention and oversight of the independent registered public accounting firm, the Audit Committee and our Board are requesting, as a matter of policy, that the stockholders ratify the appointment of J.H. Cohn LLP as our independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the stockholders do not ratify the selection, the Audit Committee may investigate the reasons for stockholder rejection and may consider whether to retain J.H. Cohn LLP or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee in their discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if they determine that such a change would be in the best interests of NovaDel and our stockholders. A formal statement by representatives of J.H. Cohn LLP is not planned for the Annual Meeting. However, representatives of J.H. Cohn LLP are expected to be present at the Annual Meeting and will be available to respond to appropriate questions by stockholders.

Audit Fees

The following table sets forth fees billed to us by J.H. Cohn LLP, our independent registered public accounting firm during the years ended December 31, 2010 and 2009 for: (i) services rendered for the audit of our annual financial statements and the review of our quarterly financial statements; (ii) services by our independent registered public accounting firm that are reasonably related to the performance of the audit or review of our financial statements and that are not reported as Audit Fees; (iii) services rendered in connection with tax compliance, tax advice and tax planning; and (iv) all other fees for services rendered.

	2010	2009
Audit Fees	$157,000	$140,000
Audit Related Fees	14,600	13,900
Tax Fees	—	—
All Other Fees	—	—
Total Fees	$171,600	$153,900

Policy on Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee has adopted a policy for the pre-approval of all audit and permitted non-audit services that may be performed by our independent registered public accounting firm. Under this policy, unless a type of service to be provided by our independent registered public accounting firm has received general pre-approval, it will require specific pre-approval by the Audit Committee. Any proposed services exceeding pre-approved cost levels will require specific pre-approval by the Audit Committee. The term of any pre-approval is 12 months from the date of pre-approval, unless the Audit Committee specifically provides for a different period. The Audit Committee periodically will revise the list of pre-approved services, based on subsequent determinations. The Audit Committee delegates pre-approval authority to its chairperson and may delegate such authority to one or more of its members, whose activities are reported to the Audit Committee at each regularly scheduled meeting.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE

RATIFICATION OF THE SELECTION OF J.H. COHN LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2011

REPORT OF THE AUDIT COMMITTEE

The Audit Committee has reviewed and discussed with our management NovaDel’s audited financial statements for the year ended December 31, 2010. The Audit Committee also reviewed and discussed with our independent registered public accounting firm those matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Accounting Oversights Board in Rule 3200T.

Our independent registered public accounting firm provided the Audit Committee with the written disclosures required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. In addition, the Audit Committee has discussed with the independent registered public accounting firm its independence with respect to NovaDel and has considered whether the independent registered public accounting firm’s provision of certain other non-audit related services to NovaDel is compatible with maintaining such independent registered public accounting firm’s independence.

Based upon the review and discussions referred to above, the Audit Committee has recommended to our Board that NovaDel’s audited financial statements referred to above be included in our Annual Report on Form 10-K for the period ended December 31, 2010.

Audit Committee

Thomas E. Bonney, Chair

Mark J. Baric

Charles B. Nemeroff

In accordance with the rules of the Securities and Exchange Commission, the information contained in the Report of the Audit Committee set forth above shall not be deemed to be “soliciting material,” or to be “filed” with the Securities and Exchange Commission or subject to the Securities and Exchange Commission’s Regulation 14A, or to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended, except to the extent that we specifically request that the information be treated as soliciting material or specifically incorporates it by reference into a document filed under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended.

EXECUTIVE OFFICERS

The names, ages, principal occupations during the past 5 years, and certain other information with respect to our named executive officers for 2010 are shown below as of the Record Date. To the extent that any named executive officer is also serving as a member of the Board, then such named executive officer’s biography is set forth under “Information Regarding Board of Directors” above.

The named executive officers are elected annually by the Board and serve at the pleasure of the Board. The Board has determined that the following individuals are our named executive officers for 2011: Mr. Ratoff, Dr. Bergstrom and Mr. Johnson.

Name	Age	Position With Novadel
Steven B. Ratoff	68	President, Chief Executive Officer and Chairman of the Board
David H. Bergstrom, Ph.D.	57	Senior Vice President and Chief Operating Officer
Craig A. Johnson(1)	49	Senior Vice President, Chief Financial Officer and Secretary
Joseph Warusz(2)	53	Principal Accounting Officer

(1)	On June 8, 2010, the Company appointed Mr. Johnson to serve as Senior Vice President, Chief Financial Officer and Secretary of the Company effective June 16, 2010.
(2)

On April 28, 2009, the Company appointed Mr. Warusz as Principal Accounting Officer. Simultaneously with the appointment of Mr. Johnson as Chief Financial Officer, Mr. Warusz resigned from the position of Principal Accounting Officer. Mr. Warusz continued in his capacity as a consultant to the Company until July 31, 2010.

David H. Bergstrom, Ph.D. Dr. Bergstrom joined NovaDel in December 2006 as Senior Vice President and Chief Operating Officer. From 1999 to November 2006, Dr. Bergstrom served in several capacities at Cardinal Health, Inc., including Vice President, Research & Development and Senior Vice President and General Manager, where he gained extensive experience in biopharmaceutical research and development. From 1998 to 1999, Dr. Bergstrom was Vice President of Pharmaceutical & Chemical Development at Guilford Pharmaceuticals Inc. Dr. Bergstrom was employed by Hoechst Marion Roussel, Inc. as the Director of Pharmaceutical and Analytical Sciences from 1996 to 1998. Dr. Bergstrom served as Director of Pharmaceutical and Analytical Development for the predecessor company, Hoechst-Roussel Pharmaceuticals Inc., from 1991 to 1996, and Group Manager, Formulations, Pharmaceutical Research from 1990 to 1991. Prior thereto, Dr. Bergstrom held various positions at Ciba-Geigy Corporation. Dr. Bergstrom received his Ph.D. in Pharmaceutics at the University of Utah in 1985. In addition, he received his M.S. in Pharmaceutical Chemistry at the University of Michigan in 1982 and his B.S. degree in Pharmacy in 1978 at Ferris State University.

Craig A. Johnson. Mr. Johnson joined NovaDel in June 2010 as Senior Vice President, Chief Financial Officer and Secretary. Prior to joining NovaDel, Mr. Johnson served as Vice President and Chief Financial Officer of TorreyPines Therapeutics from 2004 until its sale to Raptor Pharmaceutical Corp. in September 2009. Following the sale, he served as Vice President of TPTX, Inc., a subsidiary of Raptor Pharmaceutical Corp., until April 2010. From 1994 to 2004, Mr. Johnson was employed by MitoKor, Inc. where he last held the position of Chief Financial Officer and Senior Vice President of Operations. Prior to MitoKor, he served as a senior financial executive for several early-stage technology companies, and he also practiced as a Certified Public Accountant with Price Waterhouse. Currently, Mr. Johnson is a member of the board of directors of Ardea Biosciences and Adamis Pharmaceuticals, which are both publicly-traded biotechnology company. He also serves as chairman of the audit committees for each company. Mr. Johnson received his BBA in accounting from the University of Michigan and is a certified public accountant.

Joseph M. Warusz. Mr. Warusz joined NovaDel as a consultant in April 2009, serving as Principal Accounting Officer. Since March 2006, Mr. Warusz has been providing consulting services to a broad range of clients in the life sciences sector. From August 2005 to March 2006, Mr. Warusz was Vice President, Finance, of Orchid

Biosciences, Inc. (now known as Orchid Cellmark Inc.), which provided public company finance experience. From May 2000 to June 2005, Mr. Warusz held several senior executive positions at Bristol-Meyers Squibb. Prior to October 1983, Mr. Warusz acted as Senior Auditor at KPMG, LLP. Mr. Warusz is a Certified Public Accountant and holds an undergraduate degree in accounting and an MBA from Drexel University. Simultaneously with the appointment of Mr. Johnson as Chief Financial Officer, Mr. Warusz resigned from the position of Principal Accounting Officer. Mr. Warusz continued in his capacity as a consultant to the Company until July 31, 2010.

STOCK OWNERSHIP OF DIRECTORS, MANAGEMENT

AND CERTAIN BENEFICIAL OWNERS

Stock Ownership of Certain Beneficial Owners

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us by each person known to be the beneficial owner of 5% or more of the Common Stock. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group	Amount and Nature of Beneficial Ownership		Percentage of Class
Common Stock	ProQuest Investments, II, L.P.(1)	[47,113,426	](2)	[	]%

(1)	The address for ProQuest Investments II, L.P., ProQuest Investments III, L.P. and ProQuest Investments II Advisors Fund, LP is 90 Nassau Street, 5th Floor, Princeton, NJ 08542.
(2)

Based on information disclosed on a report on Schedule 13D/A filed with the SEC on November 19, 2010 with respect to ownership as of November 10, 2010 and consists of (i) 10,852,852 shares of Common Stock, and warrants to purchase 4,446,724 shares of Common Stock held in the name of ProQuest Investments II, L.P., (ii) 23,653,314 shares of Common Stock, and warrants to purchase 7,967,303 shares of Common Stock held in the name of ProQuest Investments III, L.P., and (iii) 144,543 shares of Common Stock, and warrants to purchase 48,690 shares of Common Stock. ProQuest Associates III LLC (“Associates III”) is the General Partner of ProQuest Investments III, L.P. ProQuest Associates II LLC (“Associates II”) is the general partner of ProQuest Investments II, L.P. and of ProQuest Investments II Advisors Fund, L.P. Jay Moorin and Alain Schreiber, Managing Members of Associates III and Associates II, have voting, dispositive and investment power with respect to the securities. Each of Mr. Moorin and Mr. Schreiber disclaim beneficial ownership of such securities except to the extent of each such person’s respective pecuniary interest in such securities.

Stock Ownership of Directors and Management

The following table sets forth information, as of the Record Date, regarding beneficial ownership of the Common Stock to the extent known to us, by (i) each person who is a Director or a nominee for Director; (ii) each named executive officer in the Summary Compensation Table; and (iii) all Directors and named executive officers as a group. Except as otherwise noted, each person has sole voting and investment power as to his or her shares.

Title of Class	Name and Address or Number in Group(1)	Amount and Nature of Beneficial Ownership(2)		Percentage of Class
Common Stock	Mark J. Baric	[239,067	](3)	*
Common Stock	David H. Bergstrom, Ph.D.	[1,867,500	](4)	[	]%
Common Stock	Thomas E. Bonney, CPA	[248,934	](5)	*
Common Stock	Charles B. Nemeroff, M.D., Ph.D.	[199,167	](6)	*
Common Stock	Steven B. Ratoff	[4,428,372	](7)	[	]%
Common Stock	Craig Johnson	[500,000	](8)	*
Common Stock	Joseph Warusz	—		*
Common Stock	All Directors and Named Executive Officers as a group (7 persons)	[7,483,040	](9)	[	]%

*	Less than 1%.
(1)	The address of all holders listed herein is c/o NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807.
(2)

For each of the following persons, the numbers set forth in this column includes the number of shares of Common Stock immediately succeeding such person’s name, which such person has the right to acquire within 60 days through the exercise of stock options:

(3)

Includes 9,900 shares of Common Stock owned of record and 229,167 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date. Excludes 20,833 shares of Common Stock underlying options, which become exercisable over time after such period.

(4)

Includes 290,000 shares of Common Stock owned of record and 1,577,500 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date. Excludes 422,500 shares of Common Stock underlying options which become exercisable or vest over time after such period.

(5)

Includes 25,300 shares of Common Stock owned of record and 223,634 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date. Excludes 20,833 shares of Common Stock underlying options, which become exercisable over time after such period.

(6)

Includes 15,000 shares of Common Stock owned of record and 184,167 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date. Excludes 23,333 shares of Common Stock underlying options, which become exercisable over time after such period.

(7)

Includes 1,560,000 shares of Common Stock owned of record, 38,727 shares of Common Stock subject to warrants which were exercisable as of the Record Date or 60 days after such date and 2,829,645 shares of Common Stock subject to options which were exercisable as of the Record Date or 60 days after such date. Excludes 600,000 shares of Common Stock underlying options, which become exercisable or vest over time after such period.

(8)

Includes 500,000 shares of Common Stock subject to options which were exercisable as of March 31, 2011 or 60 days after such date. Excludes 250,000 shares of Common Stock underlying options, which become exercisable over time after such period.

(9)

Includes 1,900,200 shares of Common Stock owned of record, 38,727 shares of Common Stock subject to warrants which were exercisable as of the Record Date or 60 days after such date and 5,544,113 shares of Common Stock subject to options which were exercisable as of January 6, 2011 or 60 days after such date. Excludes 1,337,499 shares of Common Stock underlying options which become exercisable or vest over time after such period.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis discusses the principles underlying our compensation policies and decisions and the principal elements of compensation paid to our named executive officers during 2010 and as anticipated for 2011. Our Chief Executive Officer, Chief Financial Officer and the other named executive officers included in the Summary Compensation Table will be referred to as the “named executive officers” for purposes of this discussion.

Compensation Objectives and Philosophy

The Committee is responsible for reviewing and approving the compensation payable to our named executive officers and other key employees. As part of such process, the Committee seeks to accomplish the following objectives with respect to our executive compensation programs:

•	motivate, recruit and retain executives capable of meeting our strategic objectives;

•	provide incentives to ensure superior executive performance and successful financial results for NovaDel; and

•	align the interests of the named executive officers with the long-term interests of our stockholders.

The Committee seeks to achieve these objectives by:

•	establishing a compensation structure that is both market competitive and internally fair;

•	linking a substantial portion of compensation to our achievement of financial objectives and the individual’s contribution to the attainment of those objectives;

•	providing upward leverage for overachievement of goals; and

•	providing long-term equity-based incentives.

In order to achieve the above goals, our total compensation package includes base salary and annual bonus, all paid in cash, as well as long-term compensation in the form of stock options and restricted stock. We believe that appropriately balancing the total compensation package is necessary in order to provide market-competitive compensation.

Setting Executive Compensation

The Committee oversees the design, development and implementation of the compensation program for the Chief Executive Officer and the other named executive officers. The Committee evaluates the performance of the Chief Executive Officer and determines the Chief Executive Officer’s compensation in light of the goals and objectives of the compensation program. The Chief Executive Officer and the Committee together assess the performance of the other named executive officers employed by us as of December 31 and determine their compensation, based on initial recommendations from the Chief Executive Officer. Our Chief Executive Officer provided the Committee with a detailed review of the performance of the other named executive officers and made recommendations to the Committee with respect to the compensation packages for those officers for 2010.

The other named executive officers do not play a role in their own compensation determination, other than discussing individual performance objectives and results with the Chief Executive Officer.

We have not used the services of any compensation consultant in matters affecting the compensation of named executive officers or Directors during 2010. In the future, we, or the Committee, may engage or seek the advice of a compensation consultant.

The Committee has structured our annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Board and reward the executives for achieving such goals. At the end of the year, the Committee reviews the performance of each named executive officer in achieving the established objectives. These results are included with the overall performance review provided by the Chief Executive Officer, after which the Committee votes upon any recommendations for salary adjustments, stock option grants and cash incentives. The Chief Executive Officer then executes the actions recommended by the Committee with respect to such matters.

Components of Compensation

The key components of NovaDel’s executive compensation package are cash compensation (salary & annual bonuses), long-term equity incentive awards and change in control and other severance agreements. These components are administered with the goal of providing total compensation that recognizes meaningful differences in individual performance, is competitive, varies the opportunity based on individual and corporate performance, and is valued by our named executive officers.

Base Salary. It is the Committee’s objective to set a competitive rate of annual base salary for each named executive officer. The Committee believes competitive base salaries are necessary to attract and retain top quality executives, since it is common practice for public companies to provide their named executive officers with a guaranteed annual component of compensation that is not subject to performance risk. The Committee works with outside consultants as necessary to establish salary ranges for the named executive officers, with minimum to maximum opportunities that cover the normal range of market variability. The actual base salary for each named executive officer is then derived from those salary ranges based on his responsibility, tenure and past performance and market comparability. Annual base salaries for the named executive officers are reviewed and approved by the Committee in the first quarter following the end of the previous performance year. Changes in base salary are based on the scope of an individual’s current job responsibilities, individual performance in the previous performance year, target pay position relative to the peer group, and our salary budget guidelines. The Committee reviews established goals and objectives, and determines an individual’s achievement of those goals and objectives and considers the recommendations provided by the Chief Executive Officer to assist it in determining appropriate salaries for the named executive officers other than the Chief Executive Officer. For any given performance year, actual salary increases may range from 0% to 10% of the salary guidelines based on individual performance. This broad range allows for meaningful differentiation on a pay for performance basis.

The base salary information for our named executive officers for 2010 is set forth in the tables below. As a result of the Company’s financial condition, the Chief Executive Officer and the Committee recommended to the Board that no merit increases be granted to our named executive officers for 2011.

Annual Bonuses. As part of their compensation package, our named executive officers have the opportunity to earn annual bonuses. Annual bonuses are designed to reward superior executive performance while reinforcing our short-term strategic operating goals. Pursuant to the individual employment agreements, the Committee establishes each year a target award for each named executive officer based on a percentage of base salary. Annual bonus targets as a percentage of salary increase with executive rank so that for the more senior executives, a greater proportion of their total cash compensation is contingent upon annual performance.

At the beginning of the performance year, each named executive officer, in conjunction with the Chief Executive Officer, establishes annual goals and objectives. Actual bonus awards are based on an assessment against the pre-established goals for each named executive officer’s individual performance, the performance of the business function for which he is responsible, and/or our overall performance for the year. For any given performance year, proposed annual bonuses may range from 0% to 100% of target, or higher under certain circumstances, based on corporate and individual performance. Corporate and individual performance has a significant impact on the annual bonus amounts because the Committee believes it is a precise measure of how the named executive officer contributed to business results.

2010 Performance Measures and Payouts—In 2010, annual bonus targets ranged from 30% to 50% of base salary for the named executive officers and were payable based on the Committee’s subjective review of both the performance of NovaDel as well as individual performance. The Committee utilizes annual bonuses to compensate officers for achieving financial and operational goals and for achieving individual annual performance objectives. These objectives will vary depending on the individual executive, but will relate generally to (i) operational goals such as the development of our product candidates and the identification and advancement of additional product candidates, (ii) strategic goals such as the establishment of operating plans and budgets, review of organization and staff, and (iii) the enhancement of stockholder value.

For each of our named executive officers for 2010, the Compensation Committee has provided the following corporate performance targets, as well as the weighting of each component as a percentage of such named executive officer’s target bonus amount:

	Weighting of Components as a Percentage of Target Bonus
Performance Milestone:	Steven Ratoff	David Bergstrom	Craig Johnson
• Achieve 2010 budgeted cash plan as of December 31, 2010	25%	50%	25%
• Complete pilot PK, FDA meeting and pivotal study for a product candidate by a specific date	25%	50%	25%
• Meet defined finance and business development objectives by a specific date	50%	—	50%

For the 2010 awards, the potential payout may range from 0–100% of target, or higher under certain circumstances. The Committee has also retained the discretion to reduce the dollar amount of the awards otherwise payable to the named executive officers.

At the end of each year, the Committee determines the level of achievement with respect to each corporate goal, and decides the overall percent of corporate goal achievement for purposes of annual bonuses. For this assessment, the Committee evaluates the status of NovaDel’s development programs and clinical progress, corporate development and regulatory compliance activities. These qualitative factors are also typically used by comparable companies to evaluate performance and involve a subjective assessment of corporate performance by the Committee. Moreover, the Committee does not base its considerations on a single performance factor, but rather considers a mix of factors and evaluates company and individual performance against that mix. The Chief Executive Officer provides written evaluations for the named executive officers, other than himself, to the Committee along with his recommendations for each individual performance factor. The Committee reviews the performance and assessment of each named executive officer and then evaluates the Chief Executive Officer and assigns a weight to each individual achievement factor. The table below details 2010 annual bonus targets for each of our named executives.

Name	Title	2010 Target Bonus ($)	2010 Target Bonus (% Salary)	2010 Actual Bonus ($)		2010 Actual Bonus (% Salary)
Steven B. Ratofff	President and Chief Executive Officer	$175,000	50%	—	(3)	—	(3)
David H. Bergstrom, Ph.D.	Senior Vice President and Chief Operating Officer	$90,000	30%	—	(3)	—	(3)
Craig A. Johnson(1)	Senior Vice President, Chief Financial Officer and Secretary	$45,000	30%	—	(3)	—	(3)
Joseph Warusz(2)	Principal Accounting Officer	$0	0%	—	(3)	—	(3)

(1)

On June 8, 2010, the Company appointed Mr. Johnson to serve as Senior Vice President, Chief Financial Officer and Secretary of the Company effective June 16, 2010. As a result, Mr. Johnson would only be eligible to receive a pro rata portion of the 2010 Target Bonus amount based on his partial year of service.

(2)

Mr. Warusz provided services to the Company pursuant to a consulting agreement, under which Mr. Warusz received a monthly retainer of $20,000 and an hourly rate of $180 for hours in excess of 160 hours per month. As a result, Mr. Warusz was not eligible under the Company’s Bonus program.

(3)	As a result of the Company’s financial condition, the Chief Executive Officer and the Committee determined not to grant bonus to the named executive officers for 2010.

2011 Performance Measures—As in 2010, annual bonuses for 2011, if any, will be based on achievement of pre-established company objectives and individual goals for each named executive officer and, for each named executive officer other than the Chief Executive Officer, a subjective review of that individual’s performance. Corporate performance targets may include such measures as strategic plan metrics while individual performance targets may include operational and financial metrics, regulatory compliance metrics, and delivery of specific programs, plans, and budgetary objectives identified and documented at the beginning of each year. It is the Committee’s intention to base a greater percentage of the annual award payout on corporate as opposed to individual performance for higher level executives, with 100% of the Chief Executive Officer’s annual bonus tied to the attainment of corporate performance objectives.

For each of our named executive officers for 2011, the Compensation Committee has provided the following corporate performance targets, as well as the weighting of each component as a percentage of such named executive officer’s target bonus amount:

	Weighting of Components as a Percentage of Target Bonus
Performance Milestone:	Steven Ratoff	David Bergstrom	Craig Johnson
• Achieve 2011 budgeted cash plan as of December 31, 2011	25%	50%	25%
• File the Duromist NDA by a specific date	25%	50%	25%
• Meet defined finance and business development objectives by a specific date	50%	—	50%

For the 2011 awards, the potential payout may range from 0 – 100% of target, or higher under certain circumstances. The Committee has also retained the discretion to reduce the dollar amount of the awards otherwise payable to the named executive officers.

The table below shows the dollar amount of the 2010 and 2011 annual target bonus for each named executive officer, together with percentage of base salary represented by that target:

Name	Title	2010 Target Bonus ($)	2010 Target Bonus (% Salary)	2011 Target Bonus ($)	2011 Target Bonus (% Salary)
Steven B. Ratoff	President and Chief Executive Officer	$175,000	50%	$175,000	50%
David H. Bergstrom, Ph.D.	Senior Vice President and Chief Operating Officer	$90,000	30%	$90,000	30%
Craig A. Johnson(1)	Senior Vice President, Chief Financial Officerand Secretary	$45,000	30%	$45,000	30%
Joseph Warusz(2)	Principal Accounting Officer	—	—	—	—

(1)

On June 8, 2010, the Company appointed Mr. Johnson to serve as Senior Vice President, Chief Financial Officer and Secretary of the Company effective June 16, 2010. As a result, Mr. Johnson would only be eligible to receive a pro rata portion of the 2010 Target Bonus amount based on his partial year of service.

(2)

Mr. Warusz provided services to the Company pursuant to a consulting agreement, under which Mr. Warusz received a monthly retainer of $20,000 and an hourly rate of $180 for hours in excess of 160 hours per month. As a result, Mr. Warusz was not eligible under the Company’s Bonus program.

Based on the Chief Executive Officer’s broader range of responsibilities, the Compensation Committee deemed it appropriate to set the Chief Executive Officer’s 2010 and 2011 Target Bonus at a greater percentage of base salary than the other named executive officers.

Long-Term Incentive Equity Awards. We believe that long-term performance is achieved through an ownership culture that encourages high performance by our named executive officers through the use of stock-based awards. Our equity plans have been established to provide our employees, including our named executive officers, with incentives to help align employees’ interests with the interests of our stockholders. The Committee believes that the use of stock-based awards offers the best approach to achieving our compensation goals. We have historically elected to use stock options as the primary long-term equity incentive vehicle; however, the Committee has used restricted stock and may in the future utilize restricted stock as part of our long-term incentive program. We have selected the Black-Scholes method of valuation for share-based compensation effective August 1, 2005. Due to the early stage of our business and our desire to preserve cash, we expect to provide a greater portion of total compensation to our named executive officers through stock options and restricted stock grants than through cash-based compensation.

Stock Options. Our stock plans authorize us to grant options to purchase shares of Common Stock to our employees, Directors and consultants. The Committee generally oversees the administration of our stock option plans. In 2010, the Committee delegated the authority to our Chief Executive Officer to make initial option grants to certain new employees within an approved range. All new employee grants in excess of the Chief Executive Officer’s limit and any grant to a named executive officer are approved by the Committee. Stock options may be granted at the commencement of employment, annually, occasionally following a significant change in job responsibilities or to meet other objectives.

The Committee reviews and approves stock option awards to named executive officers based upon a review of competitive compensation data, its assessment of individual performance, a review of each named executive officer’s existing long-term incentives, and retention considerations. Periodic stock option grants are made at the discretion of the Committee to eligible employees and, in appropriate circumstances, the Committee considers the recommendations of members of management, such as Steven B. Ratoff, our President and Chief Executive Officer.

In 2010, certain named executive officers were awarded stock options in the amounts included in the Grants of Plan-Based Awards table. Stock options granted by us have an exercise price equal to the fair market value of our Common Stock on the day of grant, typically vest annually over a three-year period or upon the achievement of certain performance-based milestones and are based upon continued employment, and generally expire ten (10) years after the date of grant. The fair value of the options granted to the named executive officers in the Summary Compensation Table is determined in accordance with the Black-Scholes method of valuation for share-based compensation. The Committee has also granted performance based options to certain of our named executive officers. Incentive stock options also include certain other terms necessary to ensure compliance with the Internal Revenue Code of 1986, as amended.

We expect to continue to use stock options as a long-term incentive vehicle because:

•

Stock options align the interests of our named executive officers with those of our stockholders, supporting a pay-for performance culture, foster employee stock ownership, and focus the management team on increasing value for our stockholders.

•	Stock options are performance-based. All of the value received by the recipient of a stock option is based on the growth of the stock price.

•

Stock options help to provide a balance to the overall executive compensation program as base salary and annual bonuses focus on the short–term compensation, while the vesting of stock options increases stockholder value over the longer term.

•

The vesting period of stock options encourages executive retention and the preservation of stockholder value. In determining the number of stock options to be granted to our named executive officers, we take into account the individual’s position, scope of responsibility, ability to affect profits and stockholder value and the individual’s historic and recent performance and the value of stock options in relation to other elements of the individual named executive officer’s total compensation.

Restricted Stock. Our 2006 Equity Incentive Plan authorizes us to grant restricted stock. No restricted stock grants were awarded during 2010. In order to implement our long-term incentive goals, we anticipate that we may grant shares of restricted stock in the future.

Executive Benefits and Perquisites

Our named executive officers, who are parties to employment agreements, will continue to be parties to such employment agreements in their current form until the expiration of the employment agreement or until such time as the Committee determines in its discretion that revisions to such employment agreements are advisable. In addition, consistent with our compensation philosophy, we intend to continue to maintain our current benefits for our named executive officers, including medical, dental, disability and life insurance and the ability to contribute to a 401(k) plan; however, the Committee in its discretion may revise, amend or add to the officer’s executive benefits if it deems it advisable. We believe these benefits are currently comparable to benefit levels for comparable companies. We have no current plans to change either the employment agreements (except as required by law or as required to clarify the benefits to which our named executive officers are entitled as set forth herein) or level of benefits.

Severance and Change in Control Arrangements

The specific terms of our severance and change in control arrangements are discussed in detail below under the headings “Potential Payments Upon Termination or Change in Control” and “Employment Agreements.” As a general matter, however, we believe that reasonable severance and change in control protection for our named executive officers is necessary in order for us to recruit and retain qualified executives.

Equity Grant Policy

All grants to our named executive officers are at the discretion of the Board, following review and input by the Committee.

IRC Section 162(m) compliance

Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”), generally disallows a tax deduction to public companies for certain compensation in excess of $1 million paid to our named executive officers. Certain compensation, including qualified performance-based compensation, will not be subject to the deduction limit if certain requirements are met. In general, our compensation program is designed to reward executives for the achievement of our performance objectives. The stock plan is designed in a manner intended to comply with the performance-based exception to Section 162(m). Nevertheless, compensation attributable to awards granted under the plans may not be treated as qualified performance-based compensation under Section 162(m). In addition, the Committee considers it important to retain flexibility to design compensation programs that are in the best interests of NovaDel and its stockholders and, to this end, the Committee reserves the right to use its judgment to authorize compensation payments that may be subject to the limitations under Section 162(m) when the Committee believes that compensation is appropriate and in the best interests of NovaDel and our stockholders, after taking into consideration changing business conditions and performance of our employees.

Compensation Committee Report

The Compensation Committee evaluates and establishes compensation for the named executive officers, NovaDel’s stock plans, and other management incentive, benefit and perquisite programs. Management has the primary responsibility for our financial statements, including the disclosure of executive compensation. With this in mind, the Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis section contained in this Proxy Statement. The Compensation Committee is satisfied that the Compensation Discussion and Analysis fairly and completely represents the philosophy, intent, and actions of the Compensation Committee with regard to executive compensation. The Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement for filing with the Securities and Exchange Commission.

Compensation Committee

Charles B. Nemeroff, M.D., Ph.D., Chair

Mark J. Baric

Thomas J. Bonney

Summary Compensation Table

The following table sets forth a summary for the years ended December 31, 2010, 2009 and 2008 of the cash and non-cash compensation awarded, paid or accrued by us to our Chief Executive Officer, Chief Financial Officer and our three most highly compensated officers other than the Chief Executive Officer and Chief Financial Officer who served in such capacities in 2010 (collectively, the “named executive officers”).

Name and Principal Position	Year	Salary ($)		Bonus ($)		Stock Awards ($)		Option Awards ($)(1)		Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(2)		Total ($)
Steven B. Ratoff President and Chief Executive Officer	2010	350,000		—		—		—		—	—	1,194		351,194
	2009	210,000	(3)	—		—		434,188	(4)	—	—	67,500	(5)	711,688
	2008	210,000	(3)	—		141,000	(7)	6,899	(4)	—	—	20,000	(5)	377,899

David H. Bergstrom, Ph.D. Senior Vice President and Chief Operating Officer	2010	300,000		—		—		127,800	(8)	—	—	19,761		447,561
	2009	302,598		—		—		165,887		—	—	24,986		493,471
	2008	311,538		50,000	(6)	70,000	(7)	—		—	—	25,156		456,694

Craig A. Johnson Senior Vice President, Chief Financial Officer and Secretary(9)	2010	81,250		—		—		95,278		—	—	19,821		196,349

Joseph Warusz Principal Accounting Officer(10)	2010	139,790		—		—		—		—	—	—		139,790
	2009	206,640		—		—		—		—	—	—		206,640

(1)

Option awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the fair value of the option on the grant date as estimated using the Black-Scholes model. For a discussion of assumptions used to estimate fair value, please see Note 10, “Stock Options and Warrants”, to our financial statements in our Annual Report on Form 10-K for the year ended December 31, 2010. The actual amount ultimately realized from the equity awards will likely vary based on a number of factors, including, but not limited to, NovaDel’s actual performance, stock price fluctuations, differences from the valuation assumptions used and the timing of exercise or applicable vesting.

(2)

During 2010, premiums paid on behalf of Mr. Ratoff for dental, life and long term disability insurance were $1,194. Premiums paid on behalf of Dr. Bergstrom and Mr. Johnson for dental, life and long term disability insurance were $19,761 and $19,821, respectively.

(3)	Amount represents fees paid to Mr. Ratoff as part of his consulting agreement with NovaDel.
(4)

Reflects the aggregate grant date fair value of options granted to Mr. Ratoff in his capacity as a director and a named executive officer of NovaDel during 2009 and 2008. In 2010, Mr. Ratoff received no option grants. In 2009, the aggregate grant date fair value of Mr. Ratoff’s options was $429,121 for options granted to Mr. Ratoff in his capacity as a named executive officer and $5,067 for options granted to Mr. Ratoff in his capacity as a director. In 2008, Mr. Ratoff was only granted options in his capacity as a director.

(5)	Amounts represent Board fees paid to Mr. Ratoff during 2009 and 2008, as previously discussed under director compensation. Mr. Ratoff did not receive any Board fees during 2010.
(6)

Dr. Bergstrom received a one-time special cash bonus of $50,000, paid in January 2009, in recognition of his individual efforts in 2008 in connection with the Company’s research and development efforts and clinical activities including, but not limited to, the U.S. Food and Drug Administration’s approval of the New Drug Application for ZolpimistTM for the short-term treatment of insomnia.

(7)

Stock awards reflect the aggregate grant date fair value computed in accordance with FASB ASC Topic 718, based on the closing price of the Company’s common stock on the grant date. Certain named executives received restricted stock awards in February 2008: Mr. Ratoff received 300,000 restricted shares, and Dr. Bergstrom received 150,000 restricted shares. The restrictions on the restricted stock awarded in February 2008 shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period. Neither of these events occurred on or before December 31, 2008. Neither of the restricted stock criteria was met on or before December 31, 2008.

(8)	Represents the grant date fair value associated with a performance based option granted to Dr. Bergstrom in December 2006. The related performance milestone was achieved during 2010.
(9)

On June 8, 2010, the Company appointed Mr. Johnson to serve as Senior Vice President, Chief Financial Officer and Secretary of the Company effective June 16, 2010. During 2010, Mr. Johnson received a pro rata portion of his annual base salary of $150,000 based on his partial year of service.

(10)

Mr. Warusz provided services to the Company pursuant to a consulting agreement, under which Mr. Warusz received a monthly retainer of $20,000 and an hourly rate of $180 for hours in excess of 160 hours per month.

Grants of Plan-Based Awards

The following table sets forth information with respect to the named executive officers concerning stock options granted during the year ended December 31, 2010. There were no grants of restricted stock to the named executive officers during the year ended December 31, 2010.

								All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Steven B. Ratoff	—	—	—	—	—	—	—	—	—	—	—
David H. Bergstrom, Ph.D.	—	—	—	—	—	—	—	—	—	—	—
Craig A. Johnson	6/16/10	—	—	—	—	—	—	—	750,000	0.19	—
Joseph Warusz	—	—	—	—	—	—	—	—	—	—	—

Outstanding Equity Awards at Year-End

The following table provides a summary of equity awards outstanding at December 31, 2010 for each of our named executive officers.

	Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steven B. Ratoff	100,000		—	—	$1.36	1/16/2011	300,000	(5)	$57,000	—	—
	29,645		—	—	$1.52	1/15/2012	—		—	—	—
	50,000		—	—	$1.52	1/15/2012	—		—	—	—
	33,333	(1)	16,667	—	$0.24	9/7/2013	—		—	—	—
	50,000		—	—	$0.23	10/15/2014	—		—	—	—
	1,250,000		—	—	$0.34	1/22/2014	—		—	—	—
	1,000,000	(2)	1,000,000	—	$0.17	12/31/2014	—		—	—	—
David H. Bergstrom, Ph.D.	42,401	(3)	16,078	—	$1.71	12/3/2016	150,000	(5)	$28,500	—	—
	610,099	(3)	231,422	—	$1.71	12/3/2016	—		—	—	—
	383,333	(2)	16,667	—	$0.34	1/22/2014	—		—	—	—
	379,167	(2)	320,833	—	$0.23	11/24/2014	—		—	—	—
Craig A. Johnson	291,662	(4)	458,338	—	$0.19	6/16/2015	—		—	—	—
Joseph Warusz	—		—	—	—	—	—		—	—	—

(1)	The options vest annually in equal installments over a three year period from the date of grant.
(2)	The options vest monthly in equal installments over a two-year period from the date of grant.
(3)

These options are performance based and vest 12.5% upon acceptance by the Food & Drug Administration (FDA) of our New Drug Application (NDA) submission for our product candidate zolpidem; 12.5% upon FDA acceptance of a NDA submission for our product candidate sumatriptan; 12.5% upon Board approval and successful implementation of portfolio plan for next generation compounds; 12.5% upon Chief Executive Officer approval and successful implementation of organization plan to address issues in analytical, clinical and regulatory; 15% upon completion of a Board approved licensing deal for our product candidate zolpidem; 15% upon completion of a Board approved licensing deal for our product candidate sumatriptan; and 20% at Board discretion upon completion of approved licensing deal for our product candidates zolpidem or sumatriptan.

(4)	The options vest monthly in equal installments over an eighteen-month period from the date of grant.
(5)

Certain named executives received restricted stock awards in February 2008: Mr. Ratoff received 300,000 restricted shares, and Dr. Bergstrom received 150,000 restricted shares. The restrictions on the restricted stock awarded in February 2008 shall lapse over a three-year period, subject to reduction as follows: (1) in the event of a $5 million non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-and-one-half year period; (2) in the event of an additional $5 million (or $10 million in the aggregate) non-dilutive financing by the Company on or before December 31, 2008, the three-year restriction shall be accelerated such that the restrictions on the restricted stock shall lapse over a two-year period; and (3) in the event of a $20 million (or $20 million in the aggregate) non-dilutive financing by the Company, the restrictions shall immediately lapse. Additionally, the Board, upon the recommendation of the Compensation Committee, agreed that, in the case of the Company’s Chief Executive Officer, an additional 200,000 shares of restricted stock shall be granted as follows: (1) upon achieving a $5 million non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted; and (2) upon achieving an additional $5 million (or $10 million in the aggregate) in non-dilutive financing by the Company on or before December 31, 2008, an additional 100,000 shares of restricted stock shall be granted. The restrictions on such additional shares shall lapse over a three-year period. Neither of the restricted stock criteria was met on or before December 31, 2008.

Option Exercises and Stock Vested During 2010

There were no options or other derivative securities exercised in 2010 by our named executive officers. In addition, there were no shares acquired by our named executive officers upon the vesting of restricted stock.

Employment Agreements

In 2010, we had employment agreements with Mr. Ratoff, Dr. Bergstrom and Mr. Johnson. The individual agreements of the named executive officers are summarized below.

Steven B. Ratoff

Mr. Ratoff’s agreement became effective January 1, 2010 and does not have an expiration date. His agreement currently provides for:

•	annual base salary of $350,000, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	an annual bonus of equal to 50% of base salary, with a maximum equal to 150% of the target award; and

•	options to purchase 2,000,000 shares of Common Stock pursuant to our 2006 Equity Incentive Plan.

Upon a termination of the Agreement by Mr. Ratoff for good reason (as defined in the agreement), Mr. Ratoff will continue to receive his annual base salary for a period of twelve months following such termination. In addition, Mr. Ratoff shall be entitled to receive a monthly severance payment during the twelve month period following his termination in an amount equal to one-twelfth of the greater of (a) the average of the annual incentive bonuses paid to Mr. Ratoff prior to the date of termination, (b) the last annual incentive bonus paid to Mr. Ratoff prior to termination, or (c) if the termination occurs within the first twelve months following the effective date of the employment agreement, the target annual incentive bonus. All previously awarded equity grants shall immediately vest upon such termination and Mr. Ratoff shall have a period of twelve months following such termination to exercise any unexercised stock options.

If Mr. Ratoff’s employment is terminated without cause (as defined in the agreement) or by us upon a change in control (as defined in the agreement), Mr. Ratoff will be entitled to receive an amount equal to the greater of (i) twelve months base salary at the time of termination or (ii) the intrinsic value of any unvested and vested, but unexercised, stock grants on the date of termination. In the event the value of the equity grants is less than twelve months base salary, all unvested and vested, but unexercised, stock grants shall immediately be forfeited. In addition, Mr. Ratoff shall be entitled to receive the pro rata portion of the annual incentive bonus to the extent performance measures were met.

If Mr. Ratoff’s employment is terminated by (i) us as a result of Mr. Ratoff’s disability, (ii) mutual agreement of the parties, or (iii) Mr. Ratoff for a change of control (as defined in the agreement), Mr. Ratoff will be entitled to receive his base salary through the date of termination, the pro rata portion of his annual incentive bonus for that year and all other amounts to which he was entitled for portion of the year up to his termination. In the event of Mr. Ratoff’s death, Mr. Ratoff’s legal representatives will be entitled to receive the same amounts that Mr. Ratoff would have been entitled to receive for a termination as a result of the foregoing events.

The agreement also contains provisions prohibiting Mr. Ratoff, during the term of his employment and for a period of two (2) year following his employment from soliciting for hiring, or hiring, any employee, consultant or independent contractor employed or affiliated with us. Mr. Ratoff shall also refrain either directly or indirectly from approaching or attempting to solicit any of our business.

David H. Bergstrom, Ph.D.

In March 2011, the Compensation Committee approved a further extension of Dr. Bergstrom’s employment on the same terms and conditions as the original employment agreement through June 30, 2011. His original agreement provided for:

•	annual base salary of $300,000, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	an annual bonus of $100,000 for the period commencing on January 1, 2007 and ending on December 31, 2007 and thereafter eligible to receive an annual bonus equal to 30% of base salary; and

•	options to purchase 900,000 shares of Common Stock and 100,000 shares of restricted stock pursuant to our 2006 Equity Incentive Plan.

If Dr. Bergstrom’s employment is terminated as a result of his death or disability, we shall (i) pay to Dr. Bergstrom or to Dr. Bergstrom’s estate, as applicable, (x) his base salary and any accrued and unpaid bonus and expense reimbursement amounts through the date of his death or disability and (y) the pro rata portion of the guaranteed bonus and stock options earned by Dr. Bergstrom during the year of his death or disability (which, for this purpose, shall be prorated in accordance with the number of full months in such year during which Dr. Bergstrom was employed hereunder), and (ii) for the longer of twelve (12) months following his death or disability or the balance of the agreement (as if such termination had not occurred) provide continuation coverage to the members of Dr. Bergstrom’s family and, in the case of termination for disability, Dr. Bergstrom under all major medical and other health, accident, life or other disability plans and programs in which such family members and, in the case of termination for disability, Dr. Bergstrom participated immediately prior to his death or disability. All stock options that are scheduled to vest by the end of the calendar year in which such termination occurs shall be accelerated and deemed to have vested as of the termination date. All stock options that have not vested (or been deemed pursuant to the immediately preceding sentence to have vested) as of the date of termination shall be deemed to have expired as of such date. Any stock options that have vested as of the date of Dr. Bergstrom’s death (including the options described in the immediately preceding sentence) shall remain exercisable for a period of one hundred and eighty (180) days after the date of his death; in the event of a disability, any unexercised option may be exercised in whole or in part, within the first ninety (90) days after such termination of employment or service. If Dr. Bergstrom’s employment is terminated by us for “Cause” or by Dr. Bergstrom other than for “Good Reason,” we shall pay: (i) base salary through the date of termination; (ii) all options that have not vested as of the date of any such termination shall be deemed to have expired; (iii) Dr. Bergstrom’s right to exercise any vested options shall terminate as of such date; and (iv) any restricted shares that are then forfeitable shall be forfeited immediately. If Dr. Bergstrom is terminated by us (or our successor) upon a “Change of Control,” we (or our successor, as applicable) shall pay: (i) base salary for a period of one year following termination; (ii) any bonus that would otherwise be due to Dr. Bergstrom by the end of the calendar end of the year in which such termination occurs; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all options not vested shall be accelerated and deemed to have vested. If Dr. Bergstrom is terminated prior to end of term by us other than as a result of death or disability or Dr. Bergstrom’s employment is terminated by Dr. Bergstrom for “Good Reason” or we provide notice to Dr. Bergstrom that the agreement will not be renewed, we shall pay: (i) twelve (12) month severance from date of public announcement of same; (ii) the bonus that would have otherwise been due, unless there is documentation on file for a period of at least three (3) months regarding performance issues which have not been cured, to Dr. Bergstrom in the calendar year in which such termination or non-renewal occurs; (iii) any expense reimbursement amounts owed through the date of termination; and (iv) all options that are granted shall be accelerated and deemed to have vested and all vested options at date of termination shall expire ninety (90) days post termination of employment. However, our obligation will be reduced if compensation is received from other employment for these amounts otherwise actually earned by Dr. Bergstrom during the one year period following the termination of his employment.

Craig A. Johnson

Mr. Johnson’s agreement became effective June 16, 2010 and does not have an expiration date. His agreement currently provides for:

•	annual base salary of $150,000, subject to periodic and customary review for increase by the Board or Compensation Committee;

•	an annual bonus of equal to 30% of base salary, with a maximum equal to 150% of the target award; and

•	options to purchase 750,000 shares of Common Stock pursuant to our 1998 Equity Incentive Plan and our 2006 Equity Incentive Plan.

If Mr. Johnson’s employment is terminated without cause (as defined in the agreement) or by us upon a change in control (as defined in the agreement), Mr. Johnson will be entitled to receive an amount equal to six months base salary at the time of termination. In addition, Mr. Johnson shall be entitled to receive the pro rata portion of the annual incentive bonus to the extent performance measures were met. All previously awarded equity grants would immediately vest upon such termination and Mr. Johnson will have a period of twelve months following such termination to exercise any unexercised stock options.

If Mr. Johnson’s employment is terminated by (i) us as a result of Mr. Johnson’s disability, (ii) mutual agreement of the parties, or (iii) Mr. Johnson for a change of control (as defined in the agreement), Mr. Johnson will be entitled to receive his base salary through the date of termination, the pro rata portion of his annual incentive bonus for that year and all other amounts to which he was entitled for portion of the year up to his termination. In the event of Mr. Johnson’s death, Mr. Johnson’s legal representatives will be entitled to receive the same amounts that Mr. Johnson would have been entitled to receive for a termination as a result of the foregoing events. All previously awarded equity grants shall immediately vest upon such termination and Mr. Johnson shall have a period of twelve months following such termination to exercise any unexercised stock options.

The Agreement also contains provisions prohibiting Mr. Johnson, during the term of his employment and for a period of two years following his employment from soliciting for hiring, or hiring, any employee, consultant or independent contractor employed or affiliated with the Company. Mr. Johnson shall also refrain either directly or indirectly from approaching or attempting to solicit any business of the Company.

Potential Payments Upon Termination or Change in Control

The following table shows the potential payments upon death or disability, termination, resignation or a change of control of NovaDel for each of the named executive officers. For purposes of disclosure, the table assumes that the death or disability, termination, resignation or a change of control occurred as of December 31, 2010.

Name	Executive Benefits and Payments Upon Termination	Death or Disability ($)	Termination for Cause or Resignation ($)	Termination by Company Without Cause or in Connection With Change in Control, or by Executive For Good Reason ($)	Termination by Executive in Connection With Change in Control ($)
Steven B. Ratoff	Base Salary	—	—	350,000	—
	Bonus(1)	262,500	—	262,500	262,500
	Stock Options/Restricted
	Stock Accelerated(2)	77,000	—	77,000	77,000
	Health Care Continuation	—	—	—	—
	Accrued Vacation Pay	20,192	20,192	20,192	20,192
	Life Insurance Benefits(3)	100,000	—	—	—

David H. Bergstrom, Ph.D.	Base Salary	—	—	300,000	300,000
	Bonus(1)	90,000	—	90,000	90,000
	Stock Options/Restricted
	Stock Accelerated(2)	28,500	—	—	28,500
	Health Care Continuation	11,256	—	11,256	11,256
	Accrued Vacation Pay	28,846	28,846	28,846	28,846
	Life Insurance Benefits(3)	100,000	—	—	—

Craig A. Johnson	Base Salary	—	—	75,000	—
	Bonus(1)	67,500	—	67,500	67,500
	Stock Options/Restricted
	Stock Accelerated(2)	—	—	—	—
	Health Care Continuation	39,684	—	39,684	39,684
	Accrued Vacation Pay	8,654	8,654	8,654	8,654
	Life Insurance Benefits(3)	100,000	—	—	—

Joseph Warusz		—	—	—	—

TOTAL ($)		934,132	57,692	1,330,632	934,132

(1)	Assumes the named executive officer has earned 100% of the potential bonus payable per the individual employment agreement.
(2)	Represents the intrinsic value of the options or restricted stock as of December 31, 2010 (the difference between the market value of $0.19 as of December 31, 2010 and the exercise price).
(3)	Pursuant to our current benefit plans, each named executive officer would receive a $50,000 death benefit plus an additional $50,000 for an accidental death or a maximum benefit of $100,000.

Compensation of Directors

The general policy of the Board is that compensation for independent Directors should be a mix of cash and equity-based compensation. NovaDel does not pay employee Directors for Board service in addition to their regular employee compensation. The Compensation Committee, which consists solely of independent Directors, has the primary responsibility for reviewing and considering any revisions to Director compensation. The Board reviews the Compensation Committee’s recommendations and determines the amount of Director compensation.

Pursuant to its charter, the Compensation Committee may engage the services of outside advisors, experts, and others to assist them. During 2010, the Compensation Committee did not engage the services of outside advisors, experts or others to assist in setting Director compensation.

The following table shows amounts earned by each Director during the year ended December 31, 2010.

Director	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All Other Compensation ($)	Total ($)
Mark J. Baric	$50,000	—	$6,563	—	—	—	$56,563
Thomas E. Bonney, CPA	$50,000	—	$6,563	—	—	—	$56,563
Charles B. Nemeroff, M.D., Ph.D.(3)	$52,000	—	$6,563	—	—	—	$58,563

(1)	Reflects the amount of fees earned during the year ended December 31, 2010. Of such amount, $12,500 for each director that was earned in 2010 was paid in 2009.
(2)

Represents estimated fair value of the option award on the grant date using a Black-Scholes option pricing model that assumes the following: expected volatility of 113%; dividend yield of 0%; expected term until exercise of 2.7 years; and a risk-free interest rate of 2.0%.

(3)	Fees earned includes $2,000 earned for participation on the Company’s Scientific Advisory Board.

The following table shows the options granted to each non-employee Director during the year ended December 31, 2010.

Director	Number of Shares Underlying Options Granted	Grant Date	Exercise Price Per Share
Mark J. Baric	50,000	6/10/2010	$0.20
Thomas E. Bonney, CPA	50,000	6/10/2010	$0.20
Charles B. Nemeroff, M.D., Ph.D.	50,000	6/10/2010	$0.20

The Board followed the recommendation of the Compensation Committee and determined non-employee Director compensation as follows for 2010:

Equity Compensation—Each new non-employee Director will, upon initially joining the Board, receive options to purchase 100,000 shares of our Common Stock pursuant to our 2006 Equity Incentive Plan, referred to herein as the 2006 Plan, and thereafter, each non-employee Director will receive an annual grant of options to purchase 50,000 shares of our Common Stock upon re-election to the Board.

Cash Compensation—Each non-employee Director will receive an annual retainer of $50,000 to be paid quarterly in installments of $12,500 at the beginning of each quarter during such year.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Directors, named executive officers and beneficial owners of more than 10% of our Common Stock are required by Section 16(a) of the Securities Exchange Act of 1934 and related regulations to file ownership reports on Forms 3, 4 and 5 with the Securities and Exchange Commission and the principal exchange upon which such securities are traded or quoted and to furnish us with copies of the reports. Other than as set forth below, based solely on a review of the copies of such forms furnished to us, we believe that from January 1, 2010 to December 31, 2010 all Section 16(a) filing requirements applicable to our named executive officers, Directors and greater than 10% holders of our Common Stock were in compliance.

Mr. Ratoff did not timely file a Form 4 with respect to a grant of options to purchase 2,000,000 shares of our Common Stock on December 31, 2009. This transaction was reported on a Form 4 dated January 7, 2010. ProQuest Investments did not timely file a Form 4 with respect to the conversion of its convertible notes and issuance of certain warrants on December 31, 2009. This transaction was reported on a Form 4 dated January 5, 2010. ProQuest Investments did not timely file a Form 4 with respect to the exercise of certain warrants on November 10, 2010. This transaction was reported on a Form 4 dated November 19, 2010.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Certain Relationships and Related Transactions

To the best of management’s knowledge, other than (i) compensation for services as named executive officers and Directors or (ii) as set forth below, there were no material transactions, or series of similar transactions, or any currently proposed transactions, or series of similar transactions, to which we were or were to be a party, in which the amount involved exceeds $120,000 during 2010, and in which any Director or named executive officer, or any security holder who is known by us to own of record or beneficially more than 5% of any class of the Common Stock, or any member of the immediate family of any of the foregoing persons, has an interest.

On March 31, 2010, we announced a registered direct offering in which ProQuest Investments participated and received 4,848,485 shares of the Company’s common stock and five-year warrants to purchase 2,424,243 shares of common stock with an exercise price of $0.25 per share and six-month warrants to purchase 1,616,162 shares of common stock with an exercise price of $0.25 per share. As a result of the 2010 equity financing and as of the Record Date, ProQuest Investments beneficially owns [    ]% of our total outstanding common stock. As such, ProQuest Investments may be deemed to be our affiliate. Mr. Steven B. Ratoff, our President and Chief Executive Officer, has served as a venture partner with ProQuest Investments since December 2004, although he has no authority for investment decisions by ProQuest Investments.

Review, Approval and Ratification of Transactions with Related Persons

The Audit Committee is responsible for reviewing, approving or ratifying all transactions between us and any related person. Related persons can include any of our directors or executive officers, certain of our stockholders, and any of their immediate family members. This obligation is set forth in our Audit Committee Charter. In evaluating related person transactions, the members of the Audit Committee apply the same standards of good faith and fiduciary duty they apply to their general responsibilities as a committee of the Board of the Directors and as individual directors. The Audit Committee will approve a related person transaction when, in its good faith judgment, the transaction is in the best interest of the Company. To identify related person transactions, each year, we require each of our directors, director nominees and executive officers to complete a disclosure questionnaire identifying any transactions with us in which the officer or director or their family members have an interest.

GENERAL

Stockholder Proposals for the next Annual Meeting of Stockholders

In order for a stockholder proposal to be considered for inclusion in NovaDel’s Proxy Statement for the next Annual Meeting pursuant to Rule 14a-8 of the Securities and Exchange Commission, the proposal must be received at our offices no later than the close of business on January 17, 2012. Proposals submitted thereafter will be opposed as not timely filed.

If a stockholder intends to present a proposal for consideration at the next Annual Meeting outside the processes of the Securities and Exchange Commission’s Rule 14a-8, NovaDel must receive notice of such proposal not later than March 30, 2012. Otherwise the proposal will be considered untimely, and NovaDel’s proxies will have discretionary voting authority on any vote with respect to such proposal, if presented at the meeting, without including information regarding the proposal in our proxy materials.

Annual Report on Form 10-K

A copy of our Annual Report on Form 10-K for the period ended December 31, 2010 is enclosed with these materials. Upon written request, we will provide each stockholder being solicited by this Proxy Statement with a copy, free of charge, of any of the documents referred to in this Proxy Statement. All such requests should be directed to NovaDel Pharma Inc., 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807, Attn: Secretary. You are asked to advise us if you plan to attend the Annual Meeting. For directions to the Annual Meeting, please see the materials attached to this proxy statement or please call (908) 203-4640.

You also may access this proxy statement and our Annual Report on Form 10-K for the period ended December 31, 2010 at www.proxyvote.com.

Householding

The Securities and Exchange Commission has adopted rules that permit companies and intermediaries (e.g., brokers, banks and nominees) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies and intermediaries. This year, some banks, brokers or other nominee record holders may be “householding” our proxy materials. This means that only one copy of our proxy statement and annual report to stockholders may have been sent to multiple stockholders in your household unless contrary instructions have been received by the broker, bank or nominee from you. If you would like to receive a separate proxy statement and annual report, we will promptly send you additional copies if you call or write our investor relations department at our offices located at 1200 Route 22 East, Suite 2000, Bridgewater, New Jersey 08807; telephone 908-203-4640. If you are a beneficial owner, you can request additional copies of the proxy statement and annual report, or you can request a change in your householding status, by notifying your broker, bank or nominee.

Solicitation of Proxies

We will bear the cost of preparing, printing, assembling and mailing all proxy materials that may be sent to our stockholders in connection with this solicitation. Arrangements will also be made with brokerage houses, other custodians, nominees and fiduciaries, to forward soliciting material to the beneficial owners of our Common Stock held by such persons. We will reimburse such persons for reasonable out-of-pocket expenses incurred by them. In addition to the solicitation of proxies by use of the mails, officers and regular employees of ours may solicit proxies without additional compensation, by telephone or facsimile transmission. We do not expect to pay any compensation for the solicitation of proxies.

Management of NovaDel does not know of any matters, other than those stated in this Proxy Statement, that are to be presented for action at the Annual Meeting. If any other matters should properly come before the Annual Meeting, proxies will be voted on those other matters in accordance with the judgment of the persons voting the proxies. Discretionary authority to vote on such matters is conferred by such proxies upon the persons voting them.

Sincerely,

/s/ STEVEN B. RATOFF
Steven B. Ratoff
Chairman of the Board, President and Chief
Executive Officer

May 16, 2011

Appendix A

Directions to Annual Meeting

Morgan Lewis is located at 1701 Market Street, which is on the northwest corner of 17th and Market Streets opposite One Liberty Place.

Driving directions from the South:

Take I-95 North. Follow signs for “Central Phila./I-76” over George Platt Bridge to I-76 West. After going over the bridge, turn left at the light to get onto the Schuylkill Expressway (I-76) West. Take I-76 to exit 39 (30th Street Station). At 30th Street exit, go to Market Street (first traffic light) and turn right. Follow Market Street east to 17th Street. See below for parking information.

From the West:

Take I-76 (PA Tpke.) east to exit 24 (Schuylkill Expwy.). Take Schuylkill Expwy. (I-76) towards Central Philadelphia. The expressway splits when it reaches downtown Philadelphia. Stay in the center lane, and then take the left fork following the signs to “Route 676 East—Central Philadelphia.” Exit on the right at Broad Street, in less than half of a mile. At the top of the ramp, turn right onto 15th Street follow to the third light and turn right onto John F. Kennedy Boulevard and proceed to 17th Street. See below for parking information.

From the North (Pennsylvania):

Take I-95 South to 676/Vine Street exit. Stay in the left lane. Follow I-676 West (Central Philadelphia) and stay in right lane (about 1 mile). Take the Broad Street exit. Follow ramp around onto 15th Street. Proceed on 15th Street until fifth traffic light. Make a right turn onto John F. Kennedy Boulevard and proceed to just past 17th Street. See below for parking information.

From the North (New Jersey):

Take the New Jersey Turnpike to exit 4. From there, follow Route 73 North to Route 38 West (changes to Rt. 30), which leads to the Benjamin Franklin Bridge into Philadelphia. You will be on Vine Street where you should continue, staying to the right and following the “Rte. 611/Local Traffic” sign. Turn left on 15th Street, until the fifth traffic light. Make a right turn onto John F. Kennedy Boulevard and proceed to just beyond 17th Street. See below for parking information.

From the East:

Take I-76 over Walt Whitman Bridge. Go west on I-76 (Schuylkill Expy.) To exit 39 (30th Street Station). Go one block to Market Street. Turn right onto Market Street and continue to 17th Street. See below for parking information.

Parking

Valet Parking: Drive up to the entrance to the Westin Hotel on 17th Street south of Market Street where your car will be taken by the valet. Walk north on 17th Street to Market; Morgan Lewis is on the diagonal corner. A bank is on the ground floor of the building. The entrance is off the Plaza on the North side of the street between the 17th and 18th Streets.

Self Parking: If you prefer to park yourself, there are several parking lots in the vicinity of the building.

The 1701 Market Street garage (Parkway Corporation) is entered off of the North side of Market Street or the South side of John F. Kennedy Boulevard.

The 1700 Market Street garage is entered off of the south side of Market Street just between 17th and 18th Streets.

One Liberty garage is entered off of 16th Street between Chestnut and Market Streets.

Annex A

Certificate of Amendment to Increase Authorized Shares

CERTIFICATE OF AMENDMENT

OF THE

RESTATED

CERTIFICATE OF INCORPORATION

OF

NOVADEL PHARMA INC.

Pursuant to Sections 141 and 242

of the

Delaware General Corporation Law

NovaDel Pharma Inc. (the “Corporation”), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “DGCL”);

DOES HEREBY CERTIFY THAT:

FIRST: The name of the corporation (hereinafter, the “Corporation”) is NovaDel Pharma Inc.

SECOND: The Restated Certificate of Incorporation of the Corporation was filed with the office of the Secretary of State of Delaware on June 7, 2004 (as amended, the “Charter”).

THIRD: The Board of Directors of the Corporation, acting in accordance with the provisions of Sections 141 and 242 of the DGCL adopted resolutions dated March 23, 2011 to amend Article FOUR, Section 4.1 of the Charter to read in its entirety as follows:

“4.1 Authorized Stock. The total number of shares of all classes of stock which the Corporation shall have authority to issue is seven hundred fifty one million (751,000,000) shares, which are to be divided into two classes as follows: (i) seven hundred fifty million (750,000,000) shares of Common Stock, par value $.001 per share; and (ii) one million (1,000,000) shares of Preferred Stock, par value $.001 per share.”

FOURTH: The foregoing amendment was submitted to the stockholders of the Corporation for their approval and was duly adopted in accordance with the provisions of Section 242 of the DGCL.

FIFTH: This Certificate of Amendment shall be deemed effective upon its filing with the Secretary of State of the State of Delaware.

IN WITNESS WHEREOF, this Certificate of Amendment of Certificate of Incorporation has been duly executed by the undersigned officer of the Corporation this      day of                     , 2011.

NOVADEL PHARMA INC.

By:
Name:
Title:

SIGNATURE PAGE TO CERTIFICATE OF AMENDMENT TO CERTIFICATE OF INCORPORATION

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:

The Combined Document is available at www.proxyvote.com

- - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - - -

M24717-P95411

NOVADEL PHARMA INC.

Annual Meeting of Stockholders

June 23, 2011 9:00 AM

THIS PROXY IS BEING SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Steven B. Ratoff and David H. Bergstrom with full power of substitution and resubstitution, as proxies to represent and vote any and all shares of common stock, par value $.001 per share, of NovaDel Pharma Inc. (the “Company”) which the undersigned would be entitled to vote if personally present at the Annual Meeting of the Company, to be held on June 23, 2011, at 9:00 AM local time, at the offices of Morgan, Lewis & Bockius, LLP, located at 1701 Market Street, Philadelphia, Pennsylvania 19103, and at any adjournments or postponements thereof, hereby revoking any prior proxies to vote said stock, upon the following items more fully described in the Notice of Annual Meeting and Proxy Statement for the Annual Meeting dated as of May 16, 2011, a copy of which has been received by the undersigned. Proposals 1, 2 and 3 are proposed by the Company, and if no direction is made this proxy will be voted “FOR” the election of directors and “FOR” Proposals 2 and 3. The proxies are further authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournments or postponements thereof.

(Continued and to be signed on the reverse side)

NOVADEL PHARMA INC. 1200 ROUTE 22 EAST, SUITE 2000 BRIDGEWATER, NJ 08807

VOTE BY INTERNET- www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M24716-P95411                                                          KEEP THIS PORTION FOR YOUR RECORDS

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DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

NOVADEL PHARMA INC.			FOR ALL	WITHHOLD ALL	FOR ALL EXCEPT	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. ________________________________________
The Board of Directors recommends that you vote FOR the following:
Vote on Directors			☐	☐	☐
1.	Election of Directors
Nominees:
	01) Mark J. Baric	03) Charles B. Nemeroff, M.D., Ph.D.
	02) Thomas E. Bonney	04) Steven B. Ratoff
Vote on Proposal								For	Against	Abstain
The Board of Directors recommends you vote FOR the following proposal(s):
2.

To approve an amendment to the Company’s Restated Certificate of Incorporation, as amended, to increase the total number of authorized shares of capital stock available for issuance from 201,000,000, consisting of 200,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock to 751,000,000, consisting of 750,000,000 shares of Common Stock and 1,000,000 shares of Preferred Stock.

								☐	☐	☐
3.	To ratify the selection of J.H. Cohn LLP as our independent registered public accounting firm for the year ending December 31, 2011.							☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature (PLEASE SIGN WITHIN BOX)			Date			Signature (JOINT OWNERS)	Date